Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
THIRD RESTATED CERTIFICATE OF INCORPORATION
OF
CERNER CORPORATION

Cerner Corporation, a corporation existing under the laws of the State of Delaware (the "Corporation"), for the purpose of amending its Third Restated Certificate of Incorporation of the Corporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby make and execute this Certificate of Amendment to the Third Restated Certificate of Incorporation and does hereby certify that:

1. The provisions of the present Article SIXTH of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (c) in its entirety and substituting in lieu thereof the following new subparagraph (c) of Article SIXTH:

(c) Subject to the rights of holders of any series of Preferred Stock to elect directors, each person elected as a director of the Corporation at any annual meeting of stockholders (each annual meeting of stockholders, an "Annual Meeting") after the 2020 Annual Meeting to succeed a person whose term of office as a director has expired, shall be elected for a term expiring at the next Annual Meeting. Each director elected at or prior to the 2020 Annual Meeting of stockholders shall be deemed to serve as a member of the class of directors to which he or she was so elected for the term elected. At and after the 2023 Annual Meeting, the directors shall no longer be classified with respect to the time for which they hold office. Notwithstanding the foregoing, each director shall hold office until a successor has been elected or qualified or until his or her earlier death, retirement, resignation or removal.

2. The provisions of the present Article SIXTH of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (d) in its entirety and substituting in lieu thereof the following new subparagraph (d) of Article SIXTH:

(d) Except for directorships created pursuant to paragraph FOURTH hereof relating to the rights of holders of Preferred Stock or any series thereof, and except for vacancies in such directorships, any vacancies in the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and from and after the 2023 Annual Meeting any directors so chosen shall hold office until the next election of directors and until their respective successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director. In the event of any increase or decrease in the authorized number of directors prior to the 2023 Annual Meeting: (a) each director then serving shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her term or his or her prior death, retirement, resignation or removal; and (b) except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the board of directors among the class or classes as nearly equal in number as the then total number of directors constituting the whole board of directors permits. A director who fills a vacancy not resulting from an increase in the authorized number of directors shall have the same remaining term as that of his or her predecessor.

3. The provisions of the present Article SIXTH of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (e) in its entirety and substituting in lieu thereof the following new subparagraph (e) of Article SIXTH:

(e) Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), prior to the election of directors at the 2023 Annual Meeting when the board of directors shall cease to be classified, any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of eighty percent (80%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this paragraph SIXTH, section (e), each share of the Voting Stock shall have the number of votes granted to it pursuant to paragraph FOURTH of this Certificate of Incorporation). From and after the election of directors at the 2023 Annual Meeting when the board of directors shall cease to be classified, any director or the entire board of directors of the corporation may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. For the purposes of this paragraph SIXTH, section (e): (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the corporation entitled to vote on removal of any director or the entire board of directors in the manner provided in this paragraph SIXTH, section (e) (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered "Voting Stock" for purposes of this paragraph SIXTH, section (e)). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the provisions of this paragraph SIXTH shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

4. The provisions of the present Article SIXTH of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (f) in its entirety and substituting in lieu thereof the following:

(f) [Omitted]

5. The provisions of the present Article SIXTH of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (h) in its entirety and substituting in lieu thereof the following new subparagraph (h) of Article SIXTH:

Subject to the rights of holders of Preferred Stock, nominations for the election of directors may be made by the board of directors or a proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given in accordance with the advance notice and proxy access procedures set forth in the Corporation’s bylaws, as amended from time to time. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedures.

6. The provisions of the present Article SIXTH, subparagraph (i) of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting "or class of directors" in line 3 of the first sentence of Article SIXTH, subparagraph (i).

IN WITNESS WHEREOF, Cerner Corporation has caused this Certificate of Amendment to be executed on its behalf by its Chief Executive Officer, and attested by its Secretary, on May 26, 2020, and each of them does hereby affirm and acknowledge that this Certificate of Amendment is the act and deed of the Corporation and that the facts stated herein are true.

CERNER CORPORATION

By:	/s/ Brent Shafer
Brent Shafer
Chairman and Chief Executive Officer

(CORPORATE SEAL)

ATTEST:

/s/ Randy D. Sims
Randy D. Sims
Secretary